Exhibit 10.26

SECOND AMENDMENT TO THE SERVICES CONVERTIBLE PROMISSORY NOTE

BETWEEN VIRPAX PHARMACEUTICALS, INC. AND RRD INTERNATIONAL, LLC

This Second Amendment to the Services Convertible Promissory Note (Exhibit A to the Service Provider Convertible Note Purchase Agreement dated August 29, 2019, this “Amendment”) is entered into on September 30, 2020 (the “Effective Date”) between Virpax Pharmaceuticals, Inc., (the “Virpax”) and RRD International, LLC (“RRD”). Virpax and RRD may be collectively referred to herein as the “Parties.”

W I T N E S S E T H:

WHEREAS, the Parties entered into that certain Services Convertible Promissory Note dated August 29, 2019, (the “Note”) which described the terms under which RRD would loan certain amounts to Virpax the terms under which Virpax would repay such amounts; and

WHEREAS, Amendment 1 to the Note amended the Note in order to: (1) amend the definitions of Qualified Financing and Conversion Date to extend the dates therein from March 31, 2020 to September 30, 2020; (2) amend the definition of Maximum in order to increase the amount of principal from $400,000 to $600,000; (3) amend the terms of conversion to provide for RRD, at its option, to convert the note into equity or cash (all or in part) upon a Qualified Financing or upon the Conversion Date; and (4) provide for the payment of all interest accrued up to March 31, 2020.

WHEREAS, the Parties desire to further amend the Note in order to: (1) amend and restate Exhibit A to the Note to increase the amount of the Principal Balance from $434,260 to $493,480; (2) amend the definitions of Qualified Financing and Conversion Date to extend the dates therein from September 30, 2020 to November 30, 2020; and (3) provide for the payment of all interest accrued between April 1, 2020 through November 30, 2020 in the amount of $30,431.

NOW THEREFORE, the Parties in consideration of the mutual covenants and agreements hereinafter set forth agree as follows:

1.	The Note is hereby amended as follows:

A.	Amend the Definitions of Qualified Financing and Conversion Date. The terms “Qualified Financing” and “Conversion Date” are hereby amended to extend the dates therein from September 30, 2020 to November 30, 2020.

B.	Amend and Restate Exhibit A to the Note to Increase the Principal Balance. Since the Effective Date of Amendment 1 of the Note (March 25, 2020), the parties have executed change orders 2 and 3 to Work Order 2 pursuant to which the parties have agreed that such additional fees will be subject to the Note. Exhibit A to the Note is hereby amended as restated as Exhibit A to this Amendment and the Principal Balance is hereby increased from $434,260 to $493,480.

C.	Provide for the payment of all interest accrued from April 1, 2020 through November 30, 2020. In the event a Qualified Financing has not occurred prior to November 30, 2020, upon conversion of this Note on November 30, 2020 (the Conversion Date), Virpax shall also pay to RRD all outstanding interest accrued from April 1, 2020 through November 30, 2020 in the amount of $30,431 as further described in Exhibit B. For clarification, interest shall continue to accrue until this Note is satisfied.

2.	This Amendment shall commence on the Effective Date.

3.	Except as amended hereby, all of the terms and conditions of the Agreement are hereby ratified and confirmed and shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the Effective Date.

ACKNOWLEDGED, ACCEPTED AND AGREED TO:

RRD INTERNATIONAL, LLC		VIRPAX PHARMACEUTICALS, INC.

By:	/s/ Raymond V. Lee	By:	/s/ Anthony P. Mack
Name:	Raymond V. Lee	Name:	Anthony P. Mack
Title:	VP Legal Affairs	Title:	Chairman and CEO

Date:	October 6, 2020	Date:	October 5, 2020

Exhibit A:	Amended and restated Exhibit A to the Note
Exhibit B:	Calculation of interest accrued from April 1, 2020 through November 30, 2020 ($30,431)

Exhibit A

Amended and restated Exhibit A to the Note as of April 1, 2020

	2019						2020
	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	TOTAL
WO 2 and CO 1,2,3	$12,380	$18,760	$18,760	$18,760	$18,760	$18,760	$18,760	$18,760	$18,760	$19,740	$19,740	$19,740	$19,740	$19,740	$19,740	$280,900
WO 3 and CO 1	$14,920	$22,360	$21,880	$1,240	$1,240	$1,240	$17,560	$5,560	$3,640							$89,640
WO 4 and CO 1	$21,400	$32,440	$31,000	$1,240	$8,140	$1,240	$17,800	$6,520	$3,160							$122,940
TOTALS	$48,700	$73,560	$71,640	$21,240	$28,140	$21,240	$54,120	$30,840	$25,560	$19,740	$19,740	$19,740	$19,740	$19,740	$19,740	$493,480

Exhibit B

Calculation of outstanding interest accrued from April 1, 2020 through November 30, 2020

	2020 Interest
Agreement	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Total

Work Order #2 Change Order’s 1-3	$1,518	$1,683	$1,847	$2,012	$2,176	$2,341	$2,341	$2,341	$16,259
Work Order #3 Change Order 1	$747	$747	$747	$747	$747	$747	$747	$747	$5,976
Work Order #4 Change Order 1	$1,025	$1,025	$1,025	$1,025	$1,025	$1,025	$1,025	$1,025	$8,196
Totals	$3,290	$3,455	$3,619	$3,784	$3,948	$4,113	$4,113	$4,113	$30,431

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